UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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Set forth below is an excerpt of the transcript of Flex Ltd.’s Q2 2027 Earnings Call on October 28, 2026.

Revathi Advaithi

Chief Executive Officer & Director, Flex Ltd.

Thank you, Michelle. Good morning, and thank you for joining us to discuss Flex’s second quarter fiscal 2027 results. Before I begin, I’d like to start by welcoming Amy Schwetz to the team, who will become the Chief Financial Officer of Flex after the spin-off. I look forward to working with both her and Michael Hartung, who will lead Flex as CEO, through this transition and to seeing Flex continue to excel under their leadership.

Now, I’ll start with our performance for the quarter. We delivered another fantastic quarter in Q2. Revenue growth accelerated, we expanded margin across all three segments and earnings reached a new record of $1.18 per share. Our results reflect continued execution across the portfolio and demonstrate the strength of our strategy, our diversified end markets, and our ability to help customers navigate an increasingly dynamic environment. At the same time, we continue to make significant progress on one of the most important milestones in our company history, the planned spin-off of our Cloud and Power Infrastructure segment now known as Axiom.

Since our last earnings call, we have reached several important milestones as we’ve moved from announcing the transaction to building two focused industry-leading companies. Last month, Axiom filed a Form 10 registration statement providing a more detailed view of Axiom strategy, financial profile, leadership team, and growth opportunities. That filing marked an important step forward and reflects the tireless work of our teams have been doing behind the scenes to prepare for the separation.

We also announced the expected leadership teams for both Flex and Axiom. One of the things that gives me great confidence in this next chapter is the strength of our leadership bench. Across both organizations, we have experienced leaders with deep expertise in technology, in manufacturing, operations, customer engagement and innovation, who are ready to lead from day one. And perhaps most exciting for me, we officially unveiled the Axiom name and brand.

Building a new company is a rare opportunity. Over the past several months, we’ve spent a great deal of time defining not only what Axiom will do, but what it will stand for. For me personally, the name reveal was a meaningful milestone because it means something we’ve been building become more tangible.

Axiom is no longer just an idea. It’s taking shape as a company with its own identity, leadership team, culture and purpose. It has been incredibly rewarding to share that vision with employees, customers, partners, and our investors.

As we’ve discussed before, we believe Axiom is uniquely positioned to lead the next-generation of critical digital and electrical infrastructure. By bringing together power, thermal management and compute expertise, Axiom helps customers deploy increasingly complex infrastructure with greater speed and scale as AI demands more of the physical infrastructure behind it.

The future of AI infrastructure goes beyond the chip itself. It depends on power, cooling, compute, and the ability to deploy and operate infrastructure at scale. Those are the capabilities we’ve spent years building and honing, and they’re the reason we believe the company is uniquely positioned for the opportunities ahead.

We have outlined our strategy for Axiom and we’re working diligently through the spin-off to position the company for further success. Earlier this month, we announced the closing of our acquisition of EPC Power, which further strengthens Axiom’s portfolio of end-to-end solutions and EPC’s engineering expertise complements our existing research and development into 800-volt architecture and solid-state transformers, technologies that will define the next-generation data center.

The success of this strategy is evident in the results we’re producing even before the spin. Our CPI segment grew 54% year-over-year in Q2 and delivered margin expansion of over 200 basis points.

At OCP earlier this month, we introduced prefabricated AI modules, which help accelerate AI factory deployment by up to 50%. The work we’re doing leading up to the spin is building upon the strength of what is already an incredibly successful business.

The spin is about creating two stronger companies with distinct identities, focused strategies, and ability to pursue their respective opportunities. While Axiom will be purpose-built to help power the AI infrastructure revolution, Flex will emerge as a more focused industrial technology, manufacturing, and supply chain leader.

I’m extremely excited about what Flex will become after the spin. Flex enters this next chapter from a position of strength with leadership position in attractive end market, and a proven track record of profitable growth and cash generation.

In Q2, our RMS and ITS segments together grew 16%, representing the fourth consecutive quarter of year-over-year growth. Over the last several years, we have transformed Flex into a stronger, more focused company with higher margin, improved returns, and a more attractive portfolio.

Under Michael’s leadership, Flex will build on that transformation. The company will be focused on markets where its engineering, vertically integrated manufacturing and supply chain capabilities create meaningful competitive advantage and long-term value for customers.

As a standalone company, Flex will have greater ability to continue evolving its portfolio and allocating capital towards its highest return opportunities. Many of the markets where Flex has been investing and building leadership position over time sit at the intersection of a long-term technology and industrial trend, including healthcare, energy infrastructure and communications. We believe these are attractive markets where complexity, reliability and speed matter, and where our capabilities can continue to drive differentiated growth and returns over time.

These businesses are supported by durable secular growth drivers, strong customer relationships, and capabilities that are difficult to replicate. Combined with our financial discipline, our cash generation ability, productivity culture and commitment to shareholder returns, we believe Flex is exceptionally well-positioned for its next chapter.

At Innovation Day, you will directly hear from the Flex leadership team, where they will take Flex from here. What excites me most is that we’re not creating two companies searching for their future. We’re creating two industry leaders, each with clear purpose, differentiated capabilities, and substantial opportunities to create value.

As we look ahead, I believe both companies are entering some of the most exciting periods in their history. And we are looking forward to sharing much more on November 10 at our Innovation Day, where investors will hear directly from the expected leadership teams of both Flex and Axiom, and we’ll provide a deeper look at the strategies, the market opportunities and long-term plans that will guide both companies going forward, including how each intends to strengthen its competitive position and create long-term shareholder value.

Most importantly, we’ll show why we believe both companies are built to win. Built with clear purpose, built with the right capabilities and leadership, and built to create long-term value for customers, employees, and shareholders.

With that, I’ll turn the call over to Kevin, who will walk through the financials in more detail.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “believe,” “expect,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding the planned spin-off of our cloud and power infrastructure business into an independent, publicly traded company; the expected timing of the spin-off and the ability to complete the spin-off; the anticipated benefits of the spin-off, including enhanced strategic focus, financial flexibility, and value creation for shareholders; the expected tax-free treatment of the spin-off for U.S. federal income tax purposes; the expected future performance of each company following completion of the spin-off; management changes and leadership of each company; and statements about business strategies, growth opportunities, market position, and financial outlook for each company. These forward-looking statements are based on current expectations, estimates, and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Risks and uncertainties related to the proposed spin-off include, but are not limited to: uncertainties as to whether the spin-off will be completed and the timing thereof; the possibility that various conditions to the completion of the spin-off may not be satisfied or waived; the possibility that the spin-off will not qualify for the expected tax-free treatment for U.S. federal income tax purposes; the risk that the spin-off may be more difficult, time-consuming, or costly than expected, including the impact on Flex Ltd.’s (“Flex”) resources, systems, procedures, and controls; the possibility that the strategic, operational, and financial benefits of the spin-off may not be achieved or may take longer to achieve than expected; the failure to obtain, or delays in obtaining, required legal, regulatory or other approvals necessary to complete the spin-off; disruption from the spin-off, including potential adverse effects on relationships with customers, suppliers, employees, and other business partners; competitive responses to the announcement or completion of the spin-off; diversion of management’s attention from ongoing business operations; the possibility of disputes, litigation, or unanticipated costs in connection with the spin-off; uncertainty regarding the financial performance of either company following the spin-off; negative effects of the announcement or pendency of the spin-off on the market price of Flex’s securities and/or on Flex’s financial performance; the ability to achieve anticipated capital structures, credit ratings, and financing in connection with the spin-off; the ability to retain key personnel; impacts of geopolitical conflicts; and any changes in general economic and/or industry-specific conditions. Additional information concerning risks relating to our business is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and in our subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”). All forward-looking statements are made as of the date hereof, and Flex assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Important Information and Where to Find It

In connection with the proposed spin-off, Flex has filed relevant materials with the SEC, including, among other filings, a proxy statement on Schedule 14A on October 5, 2026. The proxy statement has been mailed or otherwise disseminated to shareholders of Flex seeking their approval of the spin-off-related proposals. In addition, a registration statement on Form 10 (the “Form 10”) has been filed with the SEC by Axiom Solutions International, Inc. (“Axiom”) with respect to its common stock. This communication is not a substitute for the proxy statement and Form 10 or any other document that may be filed with the SEC by Flex or Axiom. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE FORM 10 AND ANY OTHER RELEVANT DOCUMENTS THAT HAVE BEEN FILED OR WILL BE FILED BY EACH OF FLEX AND AXIOM WITH THE SEC IN CONNECTION WITH THE PROPOSED SPIN-OFF (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT FLEX, AXIOM, THE PROPOSED SPIN-OFF AND RELATED MATTERS. Investors are able to obtain free copies of the proxy statement and Form 10 and other relevant documents (when they become available) that have been or will be filed by each of Flex and Axiom with the SEC on the SEC’s website at http://www.sec.gov. Investors also are able to obtain free copies of the proxy statement and other relevant documents filed by Flex with the SEC from the investor relations page on Flex’s website at investors.flex.com.